Pro Forma Financial Information

Background Information Regarding Pro Forma Financial Statements

On January 3, 2011 China Flying Development Limited, a Hong Kong incorporated company (“China Flying”), and Golden Genesis Limited, a British Virgin Islands company (“Golden Genesis”), the sole stockholder of China Flying, entered into a Share Exchange Agreement (the “Share Exchange”) with Greyhound Commissary, Inc., a Nevada corporation (“Greyhound”).   The Share Exchange was consummated on February 9, 2011, and Golden Genesis exchanged 100% of its capital stock in China Flying for 10,758,000 shares of authorized, but previously unissued shares of Greyhound common stock.  In connection with the Share Exchange, Greyhound also issued an aggregate of 1,993,000 shares of its authorized, but previously unissued common stock to Regeneration Capital Group LLC, a fund, and certain investors in the fund, the U.S. advisor to Tanke.  As a result of the Share Exchange, China Flying became Greyhound’s wholly owned subsidiary.  Simultaneous, with the consummation of the Share Exchange, Greyhound sold 6,669,627 units (the “Units”) for $7.67 million.  Each Unit consisted of a $1.15 principal amount convertible note (the “Notes”) with an interest rate of 8% per annum and a three year warrant to purchase one share of Greyhound common stock.  Each Note is convertible into Greyhound common stock at a conversion rate of $1.15 per share.  As a result of the Share Exchange and the sale of Units, and assuming that the Notes are converted into shares of Greyhound common stock, Golden Genesis owns approximately 54% of the outstanding common stock of Greyhound, including the 2 million shares held in escrow pending achievement of certain performance goals, and the investors that purchased Units owned approximately 34% of the outstanding common stock of Greyhound.

The following unaudited pro forma combined balance sheets and statements of operation reflect the combination of China Flying and Greyhound. The unaudited pro forma combined balance sheet has been derived from historical financial statements of both China Flying and Greyhound. The unaudited pro forma combined balance sheets as of December 31, 2009 and September 30, 2010 were prepared as if the Merger had occurred on the balance sheet dates. The unaudited pro forma combined statements of operations were prepared as if the Merger had occurred on the first day of each period presented.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheets have been made based on the terms and structure of the transaction. The unaudited pro forma combined statements of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of China Flying and Greyhound. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of China Flying and Greyhound.

Combined Pro Forma Balance Sheet as of September 30, 2010 (Unaudited) and Notes Thereto

			Pro Forma Adjustments
			Effect of	Effect of	Effect of
	China Flying	Greyhound	Share Exchange	Private	Discontinued	Pro Forma
	Development	Commissary, Inc.	Agreement	Placement	Operation	Combined
			[A]	[B]	[C]
ASSETS
Current assets:
Cash and cash equivalents	$3,067,051	$-	$	$7,670,000	$	$10,737,051
Restricted cash	-	-				-
Due from related parties	2,917,239	-				2,917,239
Accounts receivable	2,192,188	-				2,192,188
Inventories	1,114,806	-				1,114,806
Income tax receivable	-	-				-
Other receivables	1,061,587	-				1,061,587
Other current assets	12,580	-				12,580
Total current assets	10,365,451	-	-	7,670,000	-	18,035,451

Investments in unconsolidated entities	253,690					253,690
Property and equipment, net	1,482,931					1,482,931
Construction in progress	121,264					121,264
Intangible asset, net	283,536					283,536
Total assets	$12,506,872	$-	$-	$7,670,000	$-	$20,176,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$374,519	$250	$	$	$(250)	$374,519
Other payables and accrued liabilities	797,195					797,195
Income tax payable	582,685					582,685
Convertible notes payable				2,035,100		2,035,100
Note payable related party		44,366			(44,366)	-
Accrued interest related party		4,689			(4,689)	-
Due to related parties	-					-
Current portion of long-term borrowings	107,563					107,563
Total current liabilities	1,861,962	49,305	-	2,035,100	(49,305)	3,897,062

Government grant	63,616	-				63,616
Long-term borrowings	1,459,344	-				1,459,344
Total liabilities	3,384,922	49,305	-	2,035,100	(49,305)	5,420,022

Commitments and contingencies

Stockholders' equity:
Common stock		3,398	9,752			13,150
Additional paid-in capital		49,701	1,315,700	5,634,900		7,000,301
Contributed capital	1,427,856		(1,427,856)			-
Retained earnings	5,401,128	(102,404)	102,404		49,305	5,450,433
Accumulated other comprehensive income	536,782					536,782
Total stockholders' equity	7,365,766	(49,305)	-	5,634,900	49,305	13,000,666
Non-controlling interest in subsidiary	1,756,184	-				1,756,184
Total equity	9,121,950	(49,305)	-	5,634,900	49,305	14,756,850
Total liabilities and stockholders' equity	$12,506,872	$-	$-	$7,670,000	$-	$20,176,872

[A]
The adjustment reflects the impact of the Share Exchange Agreement, the effect of which includes the issuance of 10,758,000 shares to Golden Genesis, 1,993,000 shares to Regeneration Capital Group, LLC and certain investors in the fund, as well as 399,316 shares outstanding from previous shareholders of Greyhound Commissary, Inc. (post reverse split).

[B]
This adjustment reflects the impact of funds raised from a private placement transaction, whereby the Company issued $7,670,071 of two year convertible notes payable, along with three year warrants to purchase up to 6,669,627 shares of common stock.  The value of the warrants has been allocated on a weighted average basis to additional paid-in capital. The beneficial conversion feature has also been allocated to additional paid-in capital.

[C]	The adjustment represents the discontinuation of the operations of Greyhound Commissary, Inc.

Combined Pro Forma Statement of Operations for the Nine Months Ended September 30, 2010 (Unaudited) and Notes Thereto

			Pro Forma Adjustments
			Effect of	Effect of
	China Flying	Greyhound	Discontinued	Interest	Pro Forma
	Development	Commissary, Inc.	Operation	Expense	Combined
			[A]	[E]

Net sales	$13,542,701	$-	$	$	$13,542,701
Costs of sales	8,633,237	-			8,633,237
Gross profit	4,909,464	-	-	-	4,909,464
Selling expenses	1,298,552	-			1,298,552
Administrative expenses	591,238	19,350	(19,350)		591,238
Depreciation and amortization	36,516	-			36,516
Other operating expenses	1,344	-			1,344
Income from operations	2,981,814	(19,350)	19,350	-	2,981,814
Foreign exchange gains, net	186	-			186
Interest income	33,382	-			33,382
Interest expense	(79,921)	(2,229)	2,229	(2,573,287)	(2,653,208)
Income before income taxes	2,935,461	(21,579)	21,579	(2,573,287)	362,174
Income tax expense	395,930	-			395,930
Net income before non-controlling interest	2,539,531	(21,579)	21,579	(2,573,287)	(33,756)
Non-controlling interest in earnings of subsidiary	(605,631)	-			(605,631)
Net income (loss) before discontinued operation	1,933,900	(21,579)		(2,573,287)	(639,387)
Discontinued operations
Net loss			21,579		21,579
Gain on disposal			49,305		49,305
Net income (loss)	$1,933,900	$(21,579)	$70,884	$(2,573,287)	$(590,082)

Basic income (loss) per share before discontinued operation		(0.05)	0.00		(0.05)
Discontinued operation			0.01		0.01
Net income (loss) per share - basic		$(0.05)	$0.01		$(0.04)

Diluted income (loss) per share before discontinued operation		(0.05)	0.00		(0.05)
Discontinued operation			0.00		0.01
Net income (loss) per share - diluted		$(0.05)	$0.00		$(0.04)

Weighted average shares outstanding - basic	NA	399,316 [B]	12,751,000 [C]		13,150,316
Weighted average shares outstanding - diluted	NA	399,316 [B]	19,420,627 [D]		13,150,316 [D]

[A]	This pro forma adjustment reflects Greyhound Commissary, Inc. as a discontinued operation

[B]	The weighted average shares outstanding for Greyhound Commissary, Inc. reflects the reservse 1 to 8.512 stock split on January 3, 2011.

[C]
This reflects the new shares issued to Golden Genesis and Regeneration Capital Group, LLC and certain investors in the fund, in connection with the Share Exchange Agreement, and assumes these shares were outstanding the entire year.

[D]
Includes the dilutive effect of 6,669,627 shares relating to convertible notes payable to be issued with the private placement transaction.  This does not include the effect of 6,669,627 warrants as these would be anti-dilutive. Additionally, the pro forma combined diluted shares do not include the effect of conversion of the convertible notes payable as this conversion would be anti-dilutive.

[E]
Includes interest expense from $7,670,071 convertible note payable at 8% per annum, along with the amortization of the discount stemming from the warrants issued with the private placement transaction and the beneficial conversion feature.

Combined Pro Forma Balance Sheet as of December 31, 2010 (Unaudited) and Notes Thereto

			Pro Forma Adjustments
			Effect of	Effect of	Effect of
	China Flying	Greyhound	Share Exchange	Private	Discontinued	Pro Forma
	Development	Commissary, Inc.	Agreement	Placement	Operation	Combined
			[A]	[B]	[C]
ASSETS
Current assets:
Cash and cash equivalents	$1,817,875	$-	$	$7,670,071	$	$9,487,946
Restricted cash	73,226	-				73,226
Due from related parties	2,100,221	-				2,100,221
Accounts receivable	1,617,543	-				1,617,543
Inventories	984,606	-				984,606
Income tax receivable	-	-				-
Other receivables	959,146	-				959,146
Other current assets	37,529	-				37,529
Total current assets	7,590,146	-	-	7,670,071	-	15,260,217

Investments in unconsolidated entities	248,968					248,968
Property and equipment, net	1,426,472					1,426,472
Construction in progress	34,831					34,831
Intangible asset, net	278,258					278,258
Total assets	$9,578,675	$-	$-	$7,670,071	$-	$17,248,746

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$143,239	$1,500	$	$	$(1,500)	$143,239
Other payables and accrued liabilities	368,637					368,637
Income tax payable	282,669					282,669
Convertible notes payable				2,611,284		2,611,284
Note payable related party		28,311			(28,311)	-
Accrued interest related party		2,415			(2,415)	-
Due to related parties	-					-
Current portion of long-term borrowings	107,563					107,563
Total current liabilities	902,108	32,226	-	2,611,284	(32,226)	3,513,392

Government grant	151,099	-				151,099
Long-term borrowings	2,089,209	-				2,089,209
Total liabilities	3,142,416	32,226	-	2,611,284	(32,226)	5,753,700

Commitments and contingencies

Stockholders' equity:
Common stock		3,398	9,752			13,150
Additional paid-in capital		45,201	1,337,279	5,058,787		6,441,267
Contributed capital	1,427,856		(1,427,856)			-
Retained earnings	3,467,228	(80,825)	80,825		32,226	3,499,454
Accumulated other comprehensive income	390,622					390,622
Total stockholders' equity	5,285,706	(32,226)	-	5,058,787	32,226	10,344,493
Non-controlling interest in subsidiary	1,150,553	-				1,150,553
Total equity	6,436,259	(32,226)	-	5,058,787	32,226	11,495,046
Total liabilities and stockholders' equity	$9,578,675	$-	$-	$7,670,071	$-	$17,248,746

[A]
The adjustment reflects the impact of the Share Exchange Agreement, the effect of which includes the issuance of 10,758,000 shares to Golden Genesis, 1,993,000 shares to Regeneration Capital Group, LLC and certain investors in the fund, as well as 399,316 shares outstanding from previous shareholders of Greyhound Commissary, Inc. (post reverse split).

[B]
This adjustment reflects the impact of funds raised from a private placement transaction, whereby the Company issued $7,670,071 of two year convertible notes payable, along with three year warrants to purchase up to 6,669,627 shares of common stock.  The value of the warrants has been allocated on a weighted average basis to additional paid-in capital. The beneficial conversion feature has also been allocated to additional paid-in capital.

[C]	The adjustment represents the discontinuation of the operations of Greyhound Commissary, Inc.

Combined Pro Forma Statement of Operations for the Year Ended December 31, 2009 (Unaudited) and Notes Thereto

			Pro Forma Adjustments
			Effect of	Effect of
	China Flying	Greyhound	Discontinued	Interest	Pro Forma
	Development	Commissary, Inc.	Operation	Expense	Combined
			[A]	[E]

Net sales	$12,169,539	$-	$	$	$12,169,539
Costs of sales	6,694,921	-			6,694,921
Gross profit	5,474,618	-	-	-	5,474,618
Selling expenses	1,596,439	-			1,596,439
Administrative expenses	783,069	19,831	(19,831)		783,069
Depreciation and amortization	39,508	-			39,508
Other operating expenses	17,601	-			17,601
Income from operations	3,038,001	(19,831)	19,831	-	3,038,001
Foreign exchange gains, net	43,159	-			43,159
Interest income	4,890	-			4,890
Interest expense	(58,626)	(1,834)	1,834	(3,142,999)	(3,201,625)
Income before income taxes	3,027,424	(21,665)	21,665	(3,142,999)	(115,575)
Income tax expense	443,423	-	-	-	443,423
Net income before non-controlling interest	2,584,001	(21,665)	21,665	(3,142,999)	(558,998)
Non-controlling interest in earnings of subsidiary	(591,671)	-	-		(591,671)
Net income (loss) before discontinued operation	1,992,330	(21,665)		(3,142,999)	$(1,150,669)
Discontinued operations
Net loss			21,665		21,665
Gain on disposal			32,226		32,226
Net income (loss)	$1,992,330	$(21,665)	$53,891	$(3,142,999)	$(1,118,443)

Basic income (loss) per share before discontinued operation		(0.05)	0.00		(0.09)
Discontinued operation			0.00		0.00
Net income (loss) per share - basic		$(0.05)	$0.01		$(0.09)

Diluted income (loss) per share before discontinued operation		(0.05)	0.00		(0.09)
Discontinued operation			0.00		0.00
Net income (loss) per share - diluted		$(0.05)	$0.00		$(0.08)

Weighted average shares outstanding - basic	NA	399,316 [B]	12,751,000 [C]		13,150,316
Weighted average shares outstanding - diluted	NA	399,316 [B]	19,420,627 [D]		13,150,316 [D]

[A]	This pro forma adjustment reflects Greyhound Commissary, Inc. as a discontinued operation

[B]	The weighted average shares outstanding for Greyhound Commissary, Inc. reflects the reservse 1 to 8.512 stock split on January 3, 2011.

[C]
This reflects the new shares issued to Golden Genesis and Regeneration Capital Group, LLC and certain investors in the fund, in connection with the Share Exchange Agreement, and assumes these shares were outstanding the entire year.

[D]
Includes the dilutive effect of 6,669,627 shares relating to convertible notes payable to be issued with the private placement transaction. This does not include the effect of 6,669,627 warrants as these would be anti-dilutive. Additionally, the pro forma combined diluted shares do not include the effect of conversion of the convertible notes payable as this conversion would be anti-dilutive.

[E]
Includes interest expense from $7,670,071 convertible note payable at 8% per annum, along with the amortization of the discount stemming from the warrants issued with the private placement transaction and the beneficial conversion feature.